Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (together with the attached Business Terms Exhibit, the “Agreement”), is entered into as of August 1, 2022 (the “Effective Date”) by and between Agios Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 88 Sidney Street, Cambridge, MA 02139 (“Agios”) and Bruce Car, an individual with a main address at 135 University Rd Unit 1 Brookline, MA 02445 (the “Consultant”). Agios desires to retain Consultant as an independent contractor with respect to certain services as described in this Agreement, and Consultant is willing to provide those services, all as provided in this Agreement.

1.Consulting Services. Agios hereby retains Consultant to provide consulting services to Agios as specified in the attached Business Terms Exhibit (the “Consulting Services”) and as may be requested from time to time by Agios. Agios acknowledges that Consultant may engage its employees and consultants for the Consulting Services, provided that Consultant shall obligate its employees and consultants to comply with the terms and obligations of this Agreement and remains liable for performance of the Consulting Services or any breach of the terms and obligations by its employees and consultants hereunder.

2.Compensation. As full consideration for rendering the Consulting Services hereunder, Agios will compensate Consultant as described in the Business Terms Exhibit.

3.Performance. Consultant agrees to render the Consulting Services to Agios, or to its designee, (a) at such reasonably convenient times and places as Agios may direct, (b) under the general supervision of Agios, (c) in accordance with all applicable laws and regulations, and (d) on a best efforts basis. Consultant represents that they have not been debarred and are not under consideration to be debarred by the U.S. Food and Drug Administration from working in or providing consulting services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

4.    Compliance with Obligations to Third Parties. Consultant represents and warrants to Agios that the terms of this Agreement and Consultant’s performance of Consulting Services does not and will not conflict with any of Consultant’s obligations to any third parties. Consultant agrees not to use any trade secrets or other confidential information of any other person, firm, corporation, institution or other entity in connection with any of the Consulting Services. If Consultant is an employee of another company, Consultant represents and warrants that Consultant is permitted to enter into this Agreement. Consultant agrees not to make any use of any funds, space, personnel, facilities, equipment or other resources of a third party in performing the Consulting Services nor take any other action that would result in a third party owning or having a right in any Work Product (defined below), unless agreed upon in writing in advance by Agios.

    5.    Work Product. Consultant will promptly and fully disclose in confidence to Agios all inventions, discoveries, improvements, ideas, concepts, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research, creations and other products arising from or made in the performance of (solely or jointly with others) the Consulting Services (whether or not patentable or subject to copyright or trade secret protection) (the “Work Product”). Consultant assigns and agrees to assign to Agios all rights in the United States and throughout the world to Work Product. Consultant will keep and maintain adequate and current written records of all Work Product, and such records will be available to and remain the sole property of Agios at all times. For purposes of the copyright laws of the United States, Work Product will constitute “works made for hire,” except to the extent such Work Product cannot by law be “works made for hire.” Consultant warrants that Consultant has and will have the right to transfer and assign to Agios ownership of all Work Product. Consultant will execute all documents, and take any and all actions needed, all without further consideration, in order to confirm Agios’ rights as outlined above. In the event that Consultant should fail or refuse to execute such documents within a reasonable time, Consultant appoints Agios as attorney to execute and deliver any such documents on Consultant’s behalf.

6.    Confidentiality. Any scientific, technical, business or financial information furnished by or on behalf of Agios to Consultant and all Work Product (“Confidential Information”) will be the property of Agios. During the Term and for a period of five (5) years thereafter, Consultant agrees not to (a) publish, disseminate or otherwise disclose Confidential Information to any third party or (b) use Confidential Information for any purpose other than in connection with rendering the Consulting Services. Consultant will exercise all reasonable precautions to physically protect the confidentiality of the Confidential Information. These obligations of non-disclosure and non-use will not apply to information which (i) was known to Consultant at the time it was disclosed, other than by previous disclosure by Agios, as evidenced by Consultant’s written records at the time of disclosure, (ii) is at the time of disclosure or later becomes publicly known under circumstances involving no breach of this Agreement, or (iii) is lawfully and in good faith made available to Consultant by a third party who did not derive it, directly or indirectly, from Agios. Consultant may disclose Confidential Information to a governmental authority or by order of a court of competent jurisdiction, provided that the disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to Agios so that Agios may seek an appropriate protective order. Consultant will reasonably cooperate with Agios in its efforts to obtain such a protective order. Consultant understands and acknowledges the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, and prohibits communicating such information to any other person under circumstances where it is reasonably foreseeable that such person is likely to purchase or sell securities of such company. Consultant further acknowledges that Confidential Information can constitute such material non-public information.
    7.    Agios Property. All documents, data, records, materials, compounds, apparatus, equipment and other physical property furnished or made available to Consultant in connection with this Agreement will be and remain the sole property of Agios.

8.    Publication; Publicity. Work Product may not be published or referred to, in whole or in part, by Consultant without the prior express written consent of Agios. Consultant will not use the name, logo, trade name, service mark, or trademark, or any simulation, abbreviation, or adaptation of same, or the name of Agios for publicity, promotion, or similar non-regulatory uses without Agios’ prior written consent.

9.         Expiration/Termination. This Agreement will commence on the Effective Date and continue for the Term specified in the Business Terms Exhibit, unless sooner terminated pursuant to the terms of this Section 9 or extended by mutual written agreement of the parties. Either party may terminate this Agreement at any time without cause upon not less than thirty (30) days’ prior written notice to the other party. Upon expiration or termination of this Agreement, neither Consultant nor Agios will have any further obligations under this Agreement, except that (a) Consultant will terminate all Consulting Services in progress in an orderly manner as soon as practicable and in accordance with a schedule agreed to by Agios, unless Agios specifies in the notice of termination that Consulting Services in progress should be completed, (b) Consultant will deliver to Agios any Agios property in its possession or control and all Work Product made through expiration or termination, (c) Agios will pay Consultant any monies due and owing Consultant, up to the time of termination or expiration, for Consulting Services actually performed and all authorized expenses actually incurred, (d) Consultant will promptly refund to Agios any monies paid by Agios in advance for Consulting Services not rendered, (e) Consultant will immediately return to Agios all Confidential Information and copies thereof provided to Consultant under this Agreement except for one (1) copy which Consultant may retain solely to monitor Consultant’s surviving obligations of confidentiality, and (f) the terms, conditions and obligations under Sections 4, 5, 6, 7, 8, 9 and 10 will survive expiration or termination.

10. Miscellaneous.

10.1    Independent Contractor Relationship. Nothing contained in this Agreement will be deemed to constitute Consultant an employee of Agios, it being the intent of the parties to establish an independent contractor relationship, nor will Consultant have authority to bind Agios in any manner whatsoever by reason of this Agreement. Consultant will at all times while on Agios premises observe all security and safety policies of Agios. Consultant will bear sole responsibility for paying and reporting its own applicable federal and state income taxes, social security taxes, unemployment insurance, workers’ compensation, and health or disability insurance, retirement benefits, and other welfare or pension benefits.

10.2    Taxes. Consultant will pay all required taxes on Consultant's income from Agios under this Agreement, if applicable. Consultant will provide Agios with Consultant’s taxpayer identification number or social security number, as applicable.

10.3    Use of Name. Consultant consents to the use by Agios of Consultant’s name on its website, in press releases, Company brochures, offering documents, presentations, reports or other documents in printed or electronic form, and any documents filed with the Securities and Exchange Commission provided that such materials or presentations accurately describe the nature of Consultant’s relationship with or contribution to Agios.

10.4    Assignability and Binding Effect. The Consulting Services to be rendered by Consultant are personal in nature. Consultant may not assign or transfer this Agreement or any of Consultant’s rights or obligations hereunder. In no event will Consultant assign or delegate responsibility for actual performance of the Consulting Services to any other natural person. This Agreement will be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, successors and permitted assigns.

10.5    Notices. All notices required or permitted under this Agreement must be in writing and must be given by addressing the notice to the address for the recipient set forth in this Agreement or at such other address as the recipient may specify in writing under this procedure. Notices to Agios will be marked “Attention: Legal Department”. Notices will be deemed to have been given (a) three (3) business days after deposit in the mail with proper postage for first class registered or certified mail prepaid, or (b) one (1) business day after sending by nationally recognized overnight delivery service.

10.6    No Modification. This Agreement may be changed only by a writing signed by Consultant and an authorized representative of Agios.

10.7    Remedies. It is understood and agreed that Agios may be irreparably injured by a breach of this Agreement; that money damages would not be an adequate remedy for any such breach; and that Agios will be entitled to seek equitable relief, including injunctive relief and specific performance, without having to post a bond, as a remedy for any such breach, and such remedy will not be Agios’ exclusive remedy for any breach of this Agreement.

10.8    Severability; Reformation. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof and without affecting the validity or enforceability of any of the other terms of this Agreement in such jurisdiction, or the terms of this Agreement in any other jurisdiction. The parties will substitute for the invalid or unenforceable provision a valid and enforceable provision that conforms as nearly as possible with the original intent of the parties.

10.9    Waivers. No waiver of any term, provision or condition of this Agreement in any one or more instances will be deemed to be or construed as a further or continuing waiver of any other term, provision or condition of this Agreement. Any such waiver must be evidenced by an instrument in writing executed by Consultant or, in the case of Agios, by an officer authorized to execute waivers.

10.10    Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between the parties on the subject matter.

10.11    Governing Law. This Agreement will be governed by, construed, and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflicts of laws.

10.12    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

10.13    Headings. The section headings are included solely for convenience of reference and will not control or affect the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

Agios Pharmaceuticals, Inc.                Bruce Car

By:    /s/ James Burns                    By:    /s/Bruce Car

Name:    James W. Burns

Title:    Chief Legal Officer

BUSINESS TERMS EXHIBIT

Consulting Agreement with Bruce Car

1.Consulting Services:

Assistance with Research and Discovery Science transition, and such other services as may be requested by Agios from time to time (not to exceed 20 hours per week).
2.Compensation:

Consideration: During the Term, Consultant’s outstanding Agios equity awards will continue to vest.

3.Term:

This Agreement will be for an initial term beginning on the Effective Date and ending on March 31, 2023, and may be extended for additional period, at Agios’ option and with Consultant’s consent.